Exhibit 99.1
FOR IMMEDIATE RELEASE:

Contacts:
David Roy	Tara Humphreys
Investor Relations	Corporate Communications
(781) 902-8033	+353 1 637 2146
david.roy@iona.com	tara.humphreys@iona.com
IONA ANNOUNCES PRELIMINARY Q4 2007 RESULTS
DUBLIN, Ireland & WALTHAM, Mass. — January 9, 2008 — IONA® Technologies (NASDAQ: IONA), a world leader in distributed service-oriented architecture (SOA) infrastructure solutions for performance-demanding IT environments, today announced preliminary results for the fourth quarter ended December 31, 2007.
IONA expects fourth quarter 2007 revenue of approximately $18 million. The company expects fourth quarter 2007 total expenses of approximately $20.5 million, which includes approximately $2.1 million of SFAS 123R stock-based compensation expense, amortization of purchased intangibles and a one-time facilities charge. The company expects the fourth quarter 2007 ending cash balance to be approximately $56 million.
“Weakness in our largest vertical market, financial services, was the major contributor to the delay in closing transactions at the end of the year,” said Peter Zotto, CEO, IONA. “To achieve our target margin model and return to our goal of solid profitability in 2008, we are taking meaningful cost reduction actions. We will report our final fourth quarter and full year 2007 results on January 24th, 2008.”
Conference Call
IONA will host a conference call today at 9:00 a.m. Eastern Time to discuss the company’s preliminary fourth quarter results. Investors and other interested parties may dial into the call using the toll free number 888-790-1807 or +1 210-839-8792 internationally. This call is being Webcast by CCBN and can be accessed at www.iona.com/investors. The pass code is IONA. Following the conclusion of the call, a rebroadcast will be available at IONA’s Web site (www.iona.com/investors) or by calling 866-490-2542 or +1 203-369-1698 internationally, until January 24, 2008.

IONA will release final earnings results for the fourth quarter of 2007 on January 24, 2008 and host its regularly scheduled conference call at 10:00 am Eastern time to discuss those results, and guidance for 2008.
About IONA
For more than a decade, IONA® Technologies (NASDAQ: IONA) has been a world leader in delivering high-performance integration solutions for Global 2000 IT environments. IONA pioneered standards-based integration with its CORBA-based Orbix® products. IONA’s Artix™, an advanced SOA infrastructure suite enables customers to leverage service-oriented architecture to streamline and modernize IT environments. The FUSE™ family of open source distributed SOA infrastructure products allows customers to take advantage of the economic benefits associated with the use of open source software.
IONA is headquartered in Dublin, Ireland, with U.S. headquarters in Waltham, Massachusetts and offices worldwide. For additional information about IONA, visit our Web site at http://www.iona.com.
Safe Harbor
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning expectations regarding anticipated results of operations for, and cash balance at the end of, the fourth quarter of 2007, expected revenue, expected cost of revenue and expected cost of stock-based compensation for the fourth quarter of 2007, future reductions in costs, future operating performance, and economic and market conditions. The forward-looking statements made are neither promises nor guarantees and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated or indicated, including risks and uncertainties relating to growth in market demand for service oriented architectures and enterprise service bus software; volume, timing and seasonal patterns of product sales; impact of competitive products and pricing; delays or issues with the development, launch and market acceptance of new and improved products; undetected errors in software; the integration of any future acquisitions; anticipated tax rates; and general economic conditions, including their effect on the acquisition of new accounts and the time required to close sales transactions. For a more detailed discussion of the risks and uncertainties, please refer to our most recent annual report (on Form 20-F) and other periodic reports and registration statements filed with the Securities and Exchange Commission. You should not place undue reliance on any such forward-looking statements in this press release, which are current only as of the date when made. You should not expect that these forward-looking statements will be updated or supplemented as a result of changing circumstances or otherwise, and IONA disavows and disclaims any obligation to do so.
Trademarks
IONA, IONA Technologies, the IONA logo, Orbix, High Performance Integration, Artix, FUSE and Making Software Work Together are trademarks or registered trademarks of IONA Technologies PLC and/or its subsidiaries. CORBA is a trademark or registered trademark of the Object Management Group, Inc. in the United States and other countries. All other trademarks that may appear herein are the property of their respective owners.